Schedule I

General Partners/Members

Ansbert Gadicke

c/o MPM Asset Management

399 Boylston Street

Boston, MA 02116

Principal Occupation: Managing director of MPM BioVentures 2014 LLC, member of MPM Asset Management LLC, manager of MPM Oncology Innovations Fund GP LLC and a managing partner of MPM BioImpact LLC

Citizenship: USA

Luke Evnin

c/o MPM Asset Management

399 Boylston Street

Boston, MA 02116

Principal Occupation: Managing director of MPM BioVentures 2014 LLC, member of MPM Asset Management LLC and manager of MPM Oncology Innovations Fund GP LLC

Citizenship: USA

Todd Foley

c/o MPM Asset Management

399 Boylston Street

Boston, MA 02116

Principal Occupation: Managing director of MPM BioVentures 2014 LLC

Citizenship: USA